Exhibit 99.1

Contact:	Digital Angel (investors) Allison Tomek (561) 805-8044 atomek@adsx.com

DIGITAL ANGEL CORPORATION ANNOUNCES 2OO7 FIRST QUARTER
FINANCIAL RESULTS

HIGHEST QUARTERLY REVENUE IN COMPANY’S HISTORY; COMPANY RAISES FULL YEAR GUIDANCE TO $76-80 MILLION

SO. ST. PAUL, MN (May 7, 2007) – Digital Angel Corporation (Amex: DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced financial results for its first quarter ended March 31, 2007.

Revenue for the first quarter of 2007 was $16.0 million and the net loss was $3.5 million, or $0.08 loss per share, compared to revenue of $15.8 million and a net loss of $0.6 million, or $0.01 loss per share in the first quarter of 2006.

Digital Angel President and CEO Kevin McGrath commented, “I am pleased with the record revenues we reported in this first quarter and we have now increased our previously provided annual 2007 revenue guidance to $76-80 million. The significant investments we made in the fourth quarter of 2006 and first quarter of 2007, including the acquisition of McMurdo and our development contract with the U.S. Air Force, are essential to the future of our business and we expect to begin to reap the rewards associated with those investments beginning next quarter.”

The highlights for the 2007 first quarter included:

•	The Company was awarded a multi-year contract worth up to $10 million with the U.S. Army Corps of Engineers for Passive Integrated Transponder (PIT) technology to be used in conjunction with an RFID antenna to monitor fish movement and stream and dam passage.

•	The Company signed a multi-year exclusive distribution agreement with Schering-Plough Home Again LLC to provide electronic identification microchips and scanners as part of the HomeAgain™ Proactive Pet Recovery Network.

•	The Company was awarded a $400,000 contract to design and develop the Harness Activation System that connects to the United States Air Force Jet Pilot Recovery Radio (URT 33). The Company won the initial contract in August 2006 to design and develop the URT 33 replacement radio.

•	The Company won a $1.5 million order to provide the Swedish Air Force with a quantity of 600 SARBE 6-406 Personal Location Beacons. The Swedish Air Force also has an option for 200 additional units at a value of $500,000.

•	The Company was awarded a $1.7 million order by the Royal Air Force of Oman to provide SARBE G2R Combat Recovery Radios to Omani Jet Fighter Pilots.

Subsequent to the 2007 first quarter, the Company completed its acquisition of certain assets and customer contracts of McMurdo Ltd., the U.K.’s premier manufacturer of emergency location beacons, from Chemring Group Plc. Digital Angel purchased McMurdo for approximately $5.7 million in cash (USD) and will have additional an deferred payment ranging from $0-$3 million (USD), dependent upon performance of the business following the sale.

Sale of Outerlink
On May 7, 2007, we entered into an agreement with Newcomb Communications, Inc. to sell all of our equity interests in OuterLink Corporation, a wholly-owned subsidiary of ours for aggregate consideration of $1.0 million, subject to certain adjustments based on Outerlink’s closing balance sheet. Outerlink provides satellite-based mobile asset tracking and data messaging systems used to manage the deployment of aircraft and land vehicles. The Buyer’s obligation to consummate the transaction is subject to certain closing conditions, including regulatory approval, a financing contingency (which expires on May 21, 2007), non-occurrence of a material adverse change at Outerlink and the execution by us of an agreement to not-compete with Outerlink for a period of one year and other customary closing conditions. Our obligation to consummate the transaction is subject to receiving a release from our lender under the 10.25% debenture and other customary closing conditions. The parties expect the transaction to close prior to July 3, 2007.

Results Conference Call
A conference call for institutional investors to discuss the results for the 2007 first quarter will take place today at 4:30 pm EDT, and will be broadcast live over the Internet. The live webcast may be accessed by visiting the Company’s site at www.DigitalAngelCorp.com or by going to Precision IR’s webcast site at www.vcall.com. Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately and continue for seven days.

About Digital Angel Corporation

Digital Angel Corporation (www.DigitalAngelCorp.com) develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of humans, pets, fish, poultry and livestock through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors. Digital Angel Corporation is majority-owned by Applied Digital Solutions, Inc. (NASDAQ:ADSX), which also owns a majority position in VeriChip Corporation (NASDAQ: CHIP).

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements concern expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Specifically, this press release contains forward-looking statements including, but not limited to: our expectation that we will begin to reap the rewards associated with the Company’s recent investments beginning next quarter; our anticipation that we and the buyer will fulfill all closing conditions and that we will close the Outerlink transaction by July 3, 2007; the amount of revenue that we will be able to recognize under our recently awarded contracts; our revenue guidance for 2007; and our expectation regarding the future of our business. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, our ability to successfully integrate the assets acquired in the McMurdo acquisition and realize the anticipated savings, our ability to implement our business plan; our ability to comply with the financial covenants in our 10.25% senior secured debenture; our ability to fund our operations; our ability to compete as our competitors improve the performance of and support for their new products, and as they introduce new products, technologies or services; our reliance on government contractors; the negative impact of the expiration of patents in 2008 and 2009 relating to the implantable microchip technology; our ability to successfully defend against infringements of our patents; our ability to comply with current and future regulations relating to our businesses; ability to successfully mitigate the risks associated with foreign operations. With respect to our expectation that the Outerlink transaction will be consummated by July 3, 2007, these risks including, but not limited to, the following factors, some of which are beyond our control: (1) that the buyer may not obtain the required financing to fund the acquisition, (2) that the buyer may not receive regulatory approval, (3) that there may occur a material adverse change in the business, or (4) that any of the other conditions to close may not be satisfied. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets

Current Assets
Cash	$8,556	$1,523
Restricted cash	136	81
Accounts receivable, net of allowance for doubtful accounts of $195 at March 31, 2007 and $209 at December 31, 2006, respectively	7,018	10,565
Accounts receivable from VeriChip Corporation	151	425
Inventories	10,861	10,400
Other current assets	2,643	2,890

Total Current Assets	29,365	25,884

Property and Equipment, net	10,511	10,259

Goodwill	51,252	51,244

Other Intangible Assets, net	1,611	1,633

Other Assets, net	1,540	876

	$94,279	$89,896

Liabilities and Stockholders’ Equity

Current Liabilities
Line of credit and current maturities of long-term debt	$5,254	$4,127
Accounts payable	7,352	6,443
Accrued expenses and other current liabilities	3,830	3,064
Deferred revenue	1,634	1,769

Total Current Liabilities	18,070	15,403

Long-Term Debt	7,707	4,036

Other Long Term Liabilities
Derivative warrant liability	853	—
Other long term liabilities	1,903	1,446

Total Other Long Term Liabilities	2,756	1,446

Total Liabilities	28,533	20,885

Minority Interest	412	465

Commitments and Contingencies

Stockholders’ Equity
Preferred stock: Authorized 1,000 shares, of $1.75 par value, none outstanding	—	—
Common stock: Authorized 95,000 shares, of $.005 par value; 44,894 and 44,516 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively.	226	226
Additional paid-in capital	214,800	214,509
Accumulated deficit	(148,235)	(144,753)
Treasury stock (carried at cost, 378 shares)	(1,580)	(1,580)
Accumulated other comprehensive income	123	144

Total Stockholders’ Equity	65,334	68,546

	$94,279	$89,896

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006

Product revenue	$15,472	$15,142
Service revenue	527	680

Total net revenue	15,999	15,822

Cost of products sold	9,704	8,767
Cost of services sold	402	279

Gross profit	5,893	6,776

Selling, general and administrative expenses	7,827	6,232
Research and development expenses	1,674	1,190

Operating loss	(3,608)	(646)

Interest income	38	93
Interest expense	(324)	(95)
Reduction in derivative warrant liability	400	—
Other income	32	17

Loss before income taxes and minority interest	(3,462)	(631)

Income tax (provision) benefit	(25)	84
Minority interest share of loss (income)	5	(39)

Net loss	$(3,482)	$(586)

Net loss per common share – basic and diluted	$(0.08)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	44,516	43,907

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006
Cash Flows From Operating Activities
Net loss	$(3,482)	$(586)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Equity-based compensation	291	151
Depreciation and amortization	499	455
Amortization of debt discount and financing costs	93	—
Reduction in derivative warrant liability	(400)	—
Minority interest	(5)	39
Loss on disposal of equipment	4	15
Change in assets and liabilities:
(Increase) decrease in restricted cash	(55)	137
Decrease in accounts receivable	3,576	—
Decrease (increase) in accounts receivable from VeriChip	274	(126)
Increase in inventories	(439)	(241)
Decrease (increase) in other current assets	249	(174)
Increase in deferred tax asset	—	(117)
Decrease in deferred tax liability	(6)	—
Increase (decrease) in accounts payable, accrued expenses and deferred revenue	1,950	(948)
Net cash used in discontinued operations	—	(6)

Net Cash Provided by (Used In) Operating Activities	2,549	(1,401)

Cash Flows From Investing Activities
(Increase) decrease in other assets	(67)	101
Payments for property and equipment	(589)	(432)
Payments for acquisition costs	—	(8)

Net Cash Used in Investing Activities	(656)	(339)

Cash Flows From Financing Activities
Amounts borrowed on line of credit	1,072	997
Amounts paid on line of credit	(977)	(943)
Amounts borrowed on debt	6,000	—
Payments on notes payable and long-term debt	(278)	(164)
Exercise of stock options and warrants	—	498
Payments of dividends to minority shareholder in subsidiary	(52)	—
Payments for financing costs	(625)	—

Net Cash Provided by Financing Activities	5,140	388

Effect of Exchange Rate Changes on Cash	—	10

Net Increase (Decrease) In Cash	7,033	(1,342)

Cash - Beginning Of Period	1,523	10,049

Cash - End Of Period	$8,556	$8,707

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